EX – (e) (5)
EXHIBIT A
     THIS EXHIBIT A, dated as of September 10, 2010, is Exhibit A to that certain Underwriting Agreement dated as of May 31, 2003, between Professional Funds Distributor, LLC and PNC Funds.
PORTFOLIOS
PNC INTERMEDIATE TAX EXEMPT BOND FUND
PNC INTERMEDIATE BOND FUND
PNC OHIO INTERMEDIATE TAX EXEMPT BOND FUND
PNC LIMITED MATURITY BOND FUND
PNC TOTAL RETURN ADVANTAGE FUND
PNC PENNSYLVANIA INTERMEDIATE MUNICIPAL BOND FUND
PNC BOND FUND
PNC MARYLAND TAX EXEMPT BOND FUND
PNC TAX EXEMPT LIMITED MATURITY BOND FUND
PNC GOVERNMENT MORTGAGE FUND
PNC MICHIGAN INTERMEDIATE MUNICIPAL BOND FUND
PNC ULTRA SHORT BOND FUND
PNC S&P 500 INDEX FUND
PNC BALANCED ALLOCATION FUND
PNC LARGE CAP GROWTH FUND
PNC LARGE CAP VALUE FUND
PNC MULTI-FACTOR SMALL CAP VALUE FUND
PNC INTERNATIONAL EQUITY FUND
PNC LARGE CAP CORE EQUITY FUND
PNC MID CAP VALUE FUND
PNC SMALL CAP CORE FUND
PNC MULTI-FACTOR SMALL CAP CORE FUND
PNC MULTI-FACTOR SMALL CAP GROWTH FUND
PNC OHIO MUNICIPAL MONEY MARKET FUND
PNC TREASURY MONEY MARKET FUND
PNC MONEY MARKET FUND
PNC GOVERNMENT MONEY MARKET FUND
PNC TAX EXEMPT MONEY MARKET FUND
PNC PENNSYLVANIA TAX EXMPT MONEY MARKET FUND
PNC HIGH YIELD BOND FUND
PNC MARYLAND TAX EXEMPT BOND FUND
PNC TAX EXEMPT LIMITED MATURITY FUND